SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
November 3, 2003

ADVOCAT INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

277 Mallory Station Road, Suite 130 Franklin, Tennessee 37067

(Address of principal executive offices)

(615) 771-7575

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

SIGNATURES
Exhibit Index
EX-99.1 PRESS RELEASE

Item 5. Other Events.

     For the purpose of informing the market, the Registrant announces that it has extended the deadline for shareholders to vote on the transaction to sell its wholly owned Canadian subsidiary, Diversicare Canada Management Services Co., Inc. (DCMS) to November 21, 2003. The transaction includes 14 nursing homes and 24 assisted living facilities in the Canadian provinces of Ontario, British Columbia and Alberta operated by Diversicare Canada Management Services Co., Inc.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Number	Exhibit

99.1	Press Release dated November 3, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVOCAT INC.

	By:	/s/ L. Glynn Riddle, Jr.

L. Glynn Riddle, Jr. Chief Financial Officer

Date: November 3, 2003

Exhibit Index

Exhibit No.

99.1	Press release dated November 3, 2003.